UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 2, 2004

Date of Report (Date of earliest event reported)

VIASYS HEALTHCARE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16121	04-3505871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 Washington Street, Suite 200 Conshohocken, Pennsylvania		19428
(Address of principal executive offices)		(Zip Code)

(610) 862-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 - Costs Associated with Exit or Disposal Activities

On July 26, 2004, the Board of Directors of VIASYS Healthcare Inc. (the “Company”) approved a restructuring plan to terminate employees and consolidate or co-locate certain facilities and authorized management to finalize and implement such a restructuring plan.  On August 27, 2004, the Company’s management finalized the specifics of the restructuring plan.  Under the plan, the Company expects to terminate employees and to consolidate or co-locate facilities to lower its cost structure, to bring expenses in line with its core businesses and enhance the near and long-term profitability of the Company.  In connection with the plan, the Company expects to incur a pre-tax restructuring charge of $13.0 million to $14.5 million, including approximately $9.5 million to $10.0 million of severance charges and $3.5 million to $4.5 milion in other charges.  The Company expects the plan to be substantially complete by the end of the first quarter of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)

Date: September 2, 2004
	By:	/s/ Martin P. Galvan
		Name:	Martin P. Galvan
		Title:	Senior Vice President and Chief Financial Officer